Exhibit  1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-11
*CUSIP:   21988G825    Class   A-1
          21988GAK2    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 29, 2006.

INTEREST ACCOUNT
----------------

Balance as of    January 1, 2006.....                                     $0.00
        Scheduled Income received on securities.....                      $0.00
        Unscheduled Income received on securities.....                    $0.00
        Interest portion of Call Price received March 29, 2006 $1,475,819.40 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
        Distribution to Class A-1 Holders on March 29, 2006.....  -$ 763,840.00
        Distribution to Class A-2 Holders on March 29, 2006.....   -$711,979.40
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of    March 29, 2006.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    January 1, 2006.....                                     $0.00
        Scheduled Principal received on securities.....                   $0.00
        Principal portion of Call Price received March 29, 2006 $39,060,000.00 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
        Distribution of principal to Class A-1 Holders on March -$39,060,000.00
        29, 2006.....
        Distribution of $39,060,000 principal amount of                  -$0.00
        underlying securities to Call Warrants Holder on March
        29, 2006.....
Balance as of    March 29, 2006.....                                      $0.00


                UNDERLYING SECURITIES HELD AS OF    March 29, 2006

           Principal
            Amount                        Title of Security
          ----------                      -----------------
             $0.00      Aon Capital A 8.205% Capital Securities
                        due January 1, 2027
                        *CUSIP:   037388AE5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.